UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 28, 2010

Motorola, Inc.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-7221	36-1115800
(Commission File Number)	(IRS Employer Identification No.)

1303 East Algonquin Road
Schaumburg, Illinois	60196
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 576-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Motorola, Inc. (the “Company” or “Motorola”) previously has announced that it is targeting the first quarter of 2011 for the completion of its planned separation (the “Separation”) into two independent publicly traded companies.  Consistent with the foregoing, on May 28, 2010, the Company and its Co-Chief Executive Officer, Greg Brown, entered into a second amendment (the “Second Amendment”) to Mr. Brown’s employment agreement dated August 27, 2008.  The Second Amendment extends from January 1, 2011 to September 1, 2011, the date on which Mr. Brown has the right to terminate his employment with Motorola for “Good Reason” if he is not sole Chief Executive Officer of Motorola.  In addition, the Second Amendment increases the value of the Motorola stock options that Mr. Brown will receive upon the occurrence of the Separation from $3,333,333 to $8,333,333 and increases the value of the Motorola restricted stock that Mr. Brown will receive upon the occurrence of the Separation from $1,666,667 to $4,166,667.  The full text of the Second Amendment is included as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Second Amendment, dated May 28, 2010, to the Employment Agreement dated August 27, 2008, as amended, by and between Motorola, Inc. and Gregory Q. Brown

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTOROLA, INC.
(Registrant)

	By:	/s/ Michele A. Carlin
		Name:	Michele A. Carlin
		Title:	Senior Vice President,
Human Resources
Dated: May 28, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment, dated May 28, 2010, to the Employment Agreement dated August 27, 2008, as amended, by and between Motorola, Inc. and Gregory Q. Brown